UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2005

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	410985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) At a meeting of its Board of Directors held March 11, 2005, Dan Gladney, Chief Executive Officer of the Registrant, was also appointed Chairman of the Board of Directors. The position of Chairman had been temporarily filled by Mr. Gladney since the passing of John Maley, the former Chairman, on January 26, 2005.

(d) At a meeting of its Board of Directors held March 11, 2005, Gary Blackford who was elected a director of the registrant on January 24, 2005, was appointed to the Audit Committee, and the Nominating and Corporate Governance Committee of the Board of Directors. Jack Smith vacated the position on the Audit Committee that was filled by Mr. Blackford. At the same meeting, Mr. Smith was appointed Lead Director with authority to chair executive sessions of the Board of Directors and communicate decisions of the Board to management.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

March 14, 2005	By:	Dan Gladney

Name: Dan Gladney
Title: Chief Executive Officer